Exhibit 99.1

Kinsale Capital Group Reports Second Quarter 2024 Results
Richmond, VA, July 25, 2024 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $92.6 million, $3.97 per diluted share, for the second quarter of 2024 compared to $72.8 million, $3.12 per diluted share, for the second quarter of 2023. Net income was $191.5 million, $8.21 per diluted share, for the first half of 2024 compared to $128.6 million, $5.52 per diluted share, for the first half of 2023.
Net operating earnings(1) were $87.4 million, $3.75 per diluted share, for the second quarter of 2024 compared to $67.2 million, $2.88 per diluted share, for the second quarter of 2023. Net operating earnings(1) were $169.1 million, $7.25 per diluted share, for the first half of 2024 compared to $123.9 million, $5.32 per diluted share, for the first half of 2023.
Highlights for the quarter included:
•Diluted earnings per share increased by 27.2% to $3.97 compared to the second quarter of 2023
•Diluted operating earnings(1) per share increased by 30.2% to $3.75 compared to the second quarter of 2023
•Gross written premiums increased by 20.9% to $529.8 million compared to the second quarter of 2023
•Net investment income increased by 48.3% to $35.8 million compared to the second quarter of 2023
•Underwriting income(2) was $76.1 million in the second quarter of 2024, resulting in a combined ratio(5) of 77.7%
•Annualized operating return on equity(7) was 28.8% for the six months ended June 30, 2024

“We are pleased with our second quarter results highlighted by continued growth and strong margins. Delivering long-term value for stockholders remains our focus as we leverage underwriting and technological competitive advantages and our low-cost model to profitably grow market share,” said Chairman and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $529.8 million for the second quarter of 2024 compared to $438.2 million for the second quarter of 2023, an increase of 20.9%. Gross written premiums were $978.4 million for the first half of 2024 compared to $795.8 million for the first half of 2023, an increase of 22.9%. The increase in gross written premiums during the second quarter and first half of 2024 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $76.1 million, resulting in a combined ratio(5) of 77.7% for the second quarter of 2024, compared to $61.5 million and a combined ratio(5) of 76.7% for the same period last year. The increase in underwriting income(2) quarter over quarter was largely due to combination of premium growth and lower relative net commissions. Loss(3) and expense(4) ratios were 56.6% and 21.1%, respectively, for the second quarter of 2024 compared to 55.7% and 21.0% for the second quarter of 2023. Results for the second quarters of 2024 and 2023 included net favorable development of loss reserves from prior accident years of $9.5 million, or 2.8 points, and $10.4 million, or 3.9 points, respectively.
Underwriting income(2) was $141.1 million, resulting in a combined ratio(5) of 78.6% for the first half of 2024 compared to $113.1 million and a combined ratio(5) of 77.7% for the first half of 2023. The increase in underwriting income(2) was primarily due to a combination of premium growth and lower relative net commissions. Loss(3) and expense(4) ratios were 57.7% and 20.9%, respectively, for the first half of 2024 compared to 56.4% and 21.3% for the first half of 2023. Results for the first half of 2024 and 2023 included net favorable development of loss reserves from prior accident years of $17.9 million, or 2.7 points, and $19.5 million, or 3.8 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2024 and 2023 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	($ in thousands)
Gross written premiums	$529,770	$438,222	$978,414	$795,810
Ceded written premiums	(99,534)	(73,181)	(197,124)	(131,739)
Net written premiums	$430,236	$365,041	$781,290	$664,071

Net earned premiums	$332,461	$257,046	$641,979	$494,204
Fee income	8,991	6,986	17,083	13,187
Losses and loss adjustment expenses	193,325	147,042	380,111	286,076
Underwriting, acquisition and insurance expenses	72,068	55,473	137,821	108,219
Underwriting income(2)	$76,059	$61,517	$141,130	$113,096

Loss ratio(3)	56.6%	55.7%	57.7%	56.4%
Expense ratio(4)	21.1%	21.0%	20.9%	21.3%
Combined ratio(5)	77.7%	76.7%	78.6%	77.7%

Annualized return on equity(6)	30.5%	34.5%	32.7%	31.8%
Annualized operating return on equity(7)	28.8%	31.8%	28.8%	30.6%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$199,406	58.4%	$156,008	59.1%
Current accident year - catastrophe losses	3,420	1.0%	1,451	0.5%
Effect of prior accident year development	(9,501)	(2.8)%	(10,417)	(3.9)%
Total	$193,325	56.6%	$147,042	55.7%

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$394,060	59.8%	$302,511	59.6%
Current accident year - catastrophe losses	3,998	0.6%	3,025	0.6%
Effect of prior accident year development	(17,947)	(2.7)%	(19,460)	(3.8)%
Total	$380,111	57.7%	$286,076	56.4%

Investment Results
Net investment income was $35.8 million in the second quarter of 2024 compared to $24.2 million in the second quarter of 2023, an increase of 48.3%. Net investment income was $68.8 million in the first half of 2024 compared to $44.9 million in the first half of 2023, an increase of 53.3%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year period. Net operating cash flows were $489.3 million in the first half of 2024 compared to $423.6 million in the first half of 2023, an increase of 15.5%. The Company’s investment portfolio had an annualized gross investment return(8) of 4.3% for the first half of 2024 compared to 3.8% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.0 years and 2.8 years at June 30, 2024 and December 31, 2023, respectively. Cash and invested assets totaled $3.6 billion at June 30, 2024 and $3.1 billion at December 31, 2023.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rates for the six months ended June 30, 2024 and 2023 were 17.3% and 18.9%, respectively. In the first half of 2024 and 2023, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation, including stock options exercised, and from tax-exempt investment income.
Stockholders' equity was $1.3 billion at June 30, 2024 compared to $1.1 billion at December 31, 2023. Book value per share was $53.99 at June 30, 2024 compared to $46.88 at December 31, 2023. Annualized operating return on equity(7) was 28.8% for the first half of 2024, a decrease from 30.6% for the first half of 2023. The decrease was due primarily to higher average stockholders' equity as a result of profitable growth offset in part by higher net operating earnings.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and six months ended June 30, 2024 and 2023, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	($ in thousands, except per share data)
Net operating earnings:
Net income	$92,579	$72,791	$191,520	$128,591
Adjustments:
Change in the fair value of equity securities, before taxes	(3,159)	(5,811)	(21,212)	(9,329)
Income tax expense (1)	663	1,220	4,455	1,959
Change in fair value of equity securities, after taxes	(2,496)	(4,591)	(16,757)	(7,370)

Net realized investment (gains) losses, before taxes	(2,879)	(1,291)	(6,745)	3,361
Income tax expense (benefit) (1)	605	271	1,416	(706)
Net realized investment (gains) losses, after taxes	(2,274)	(1,020)	(5,329)	2,655

Change in allowance for credit losses on investments, before taxes	(476)	(25)	(486)	56
Income tax expense (benefit) (1)	100	5	102	(12)
Change in allowance for credit losses on investments, after taxes	(376)	(20)	(384)	44
Net operating earnings	$87,433	$67,160	$169,050	$123,920

Diluted operating earnings per share:
Diluted earnings per share	$3.97	$3.12	$8.21	$5.52
Change in the fair value of equity securities, after taxes, per share	(0.11)	(0.20)	(0.72)	(0.32)
Net realized investment (gains) losses, after taxes, per share	(0.10)	(0.04)	(0.23)	0.11
Change in allowance for credit losses on investments, after taxes, per share	(0.02)	—	(0.02)	—
Diluted operating earnings per share(2)	$3.75	$2.88	$7.25	$5.32

Operating return on equity:
Average equity(3)	$1,214,086	$843,773	$1,172,018	$808,632
Annualized return on equity(4)	30.5%	34.5%	32.7%	31.8%
Annualized operating return on equity(5)	28.8%	31.8%	28.8%	30.6%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2024 and 2023, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net income	$92,579	$72,791	$191,520	$128,591
Income tax expense	23,221	17,319	40,147	29,912
Income before income taxes	115,800	90,110	231,667	158,503
Net investment income	(35,847)	(24,172)	(68,780)	(44,867)
Change in the fair value of equity securities	(3,159)	(5,811)	(21,212)	(9,329)
Net realized investment (gains) losses	(2,879)	(1,291)	(6,745)	3,361
Change in allowance for credit losses on investments	(476)	(25)	(486)	56
Interest expense	2,564	2,724	4,986	5,294
Other expenses (6)	796	417	2,759	819
Other income	(740)	(435)	(1,059)	(741)
Underwriting income	$76,059	$61,517	$141,130	$113,096
(6)    Other expenses includes primarily corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, July 26, 2024 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (800) 715-9871, conference ID# 7469751, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on August 23, 2024.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	(in thousands, except per share data)
Gross written premiums	$529,770	$438,222	$978,414	$795,810
Ceded written premiums	(99,534)	(73,181)	(197,124)	(131,739)
Net written premiums	430,236	365,041	781,290	664,071
Change in unearned premiums	(97,775)	(107,995)	(139,311)	(169,867)
Net earned premiums	332,461	257,046	641,979	494,204
Fee income	8,991	6,986	17,083	13,187
Net investment income	35,847	24,172	68,780	44,867
Change in the fair value of equity securities	3,159	5,811	21,212	9,329
Net realized investment gains (losses)	2,879	1,291	6,745	(3,361)
Change in allowance for credit losses on investments	476	25	486	(56)
Other income	740	435	1,059	741
Total revenues	384,553	295,766	757,344	558,911

Expenses
Losses and loss adjustment expenses	193,325	147,042	380,111	286,076
Underwriting, acquisition and insurance expenses	72,068	55,473	137,821	108,219
Interest expense	2,564	2,724	4,986	5,294
Other expenses	796	417	2,759	819
Total expenses	268,753	205,656	525,677	400,408
Income before income taxes	115,800	90,110	231,667	158,503
Total income tax expense	23,221	17,319	40,147	29,912
Net income	92,579	72,791	191,520	128,591

Other comprehensive (loss) income
Change in net unrealized losses on available-for-sale investments, net of taxes	(5,658)	(14,107)	(15,598)	3,402
Total comprehensive income	$86,921	$58,684	$175,922	$131,993

Earnings per share:
Basic	$4.00	$3.16	$8.28	$5.59
Diluted	$3.97	$3.12	$8.21	$5.52

Weighted-average shares outstanding:
Basic	23,165	23,040	23,137	23,024
Diluted	23,329	23,301	23,332	23,293

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$3,072,718	$2,711,759
Equity securities at fair value	317,482	234,813
Real estate investments, net	15,045	14,791
Short-term investments	6,908	5,589
Total investments	3,412,153	2,966,952

Cash and cash equivalents	171,021	126,694
Investment income due and accrued	25,112	21,689
Premiums receivable, net	171,815	143,212
Reinsurance recoverables, net	302,092	247,836
Ceded unearned premiums	58,492	52,516
Deferred policy acquisition costs, net of ceding commissions	109,358	88,395
Intangible assets	3,538	3,538
Deferred income tax asset, net	57,410	55,699
Other assets	84,300	66,443
Total assets	$4,395,291	$3,772,974

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$2,013,055	$1,692,875
Unearned premiums	846,638	701,351
Payable to reinsurers	48,397	47,582
Accounts payable and accrued expenses	27,188	44,922
Debt	183,984	183,846
Other liabilities	18,826	15,566
Total liabilities	3,138,088	2,686,142

Stockholders' equity	1,257,203	1,086,832
Total liabilities and stockholders' equity	$4,395,291	$3,772,974